Exhibit 23.1 – Consent of BDO Seidman LLP

Teletouch Communications, Inc.

Tyler, Texas

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Teletouch Communications, Inc. on Form S-8 (File No. 333-108946 and File No. 333-108945) of our report dated August 6, 2004 relating to the consolidated financial statements and schedule of Teletouch Communications, Inc. and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2004.

/s/ BDO Seidman LLP

Houston, Texas

August 30, 2004